UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2014
SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in its Charter)

Florida	000-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (772) 287-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective October 1, 2014, Seacoast Banking Corporation of Florida, a Florida corporation (“Seacoast” or the “Company”), completed its previously announced merger (the “Merger”) with The BANKshares, Inc., a Florida corporation (“BANKshares”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated April 24, 2014, by and among Seacoast, Seacoast’s wholly-owned subsidiary, Seacoast National Bank, a national banking association (“SNB”), BANKshares and BANKshares’ wholly-owned subsidiary, The BankFIRST, a Florida bank (“BankFIRST”). At the effective time of the Merger (the “Effective Time”), BANKshares merged with and into Seacoast, with Seacoast continuing as the surviving corporation.

Pursuant to the Merger Agreement, holders of BANKshares common and preferred stock have the right to receive 0.4975 (the “Exchange Ratio”) of a share of Seacoast common stock (subject to the payment of cash in lieu of fractional shares) (the “Merger Consideration”) for each respective share of BANKshares common and preferred stock held immediately prior to the Effective Time. Each share of Seacoast common stock, immediately outstanding prior to the Merger, remained outstanding and was unaffected by the Merger.

Immediately prior to the Merger, outstanding BANKshares stock options, restricted stock units and other equity-based awards either (i) vested in accordance with their terms, (ii) were exercised in accordance with its terms, or (iii) terminated. The resulting BANKshares common stock, if any, converted into the right to receive the number of shares of Seacoast common stock equal to the Exchange Ratio.

Immediately following the Merger, BankFIRST merged with and into SNB, with SNB surviving the merger and continuing its corporate existence under the name “Seacoast National Bank.”

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

In connection with the Merger, pursuant to a third supplemental indenture dated October 1, 2014, by and between Seacoast, BANKshares and Wilmington Trust Company, as Trustee, Seacoast assumed all of BANKshares’ obligations with respect to its outstanding trust preferred securities, including $5,155,000 of Fixed/Floating Rate Junior Subordinated Debt Securities due 2036, issued by The BANKshares Capital Trust I, a Delaware statutory trust.

Pursuant to two separate third supplemental indentures, dated October 1, 2014, by and between Seacoast, BANKshares and U.S. Bank National Association, as Trustee, Seacoast assumed all of BANKshares’ obligations with respect to its related outstanding trust preferred securities, including (i) $5,155,000 of Floating Rate Junior Subordinated Deferrable Interest Debentures due 2032, issued by BankFIRST (FL) Statutory Trust I, a Connecticut trust; and (iii) $4,124,000 of Floating Rate Junior Subordinated Deferrable Interest Debentures due 2034, issued by BankFIRST (FL) Statutory Trust II, a Connecticut trust.

Item 8.01 Other Events.

On October 1, 2014, the Company issued a press release announcing the completion of the Merger. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The Company intends to file the financial statements of the business acquired under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(b)	Pro forma financial information.

The Company intends to file pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(c)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of April 24, 2014, by and among Seacoast, SNB, BANKshares and BankFIRST (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K, as filed on April 28, 2014).

99.1	Press Release dated October 1, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Dennis S. Hudson, III
Dennis S. Hudson, III Chairman and Chief Executive Officer

Date: October 1, 2014

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of April 24, 2014, by and among Seacoast, SNB, BANKshares and BankFIRST (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K, as filed on April 28, 2014).

99.1	Press Release dated October 1, 2014.

-5-